Exhibit 99.1

Goldrich Announces Closing of Private Placement Financing

Spokane, WA – May 31, 2011 - Goldrich Mining Company (OTCBB - GRMC) (the “Company”) is pleased to announce the closing of a private placement of its common stock and warrants to purchase shares of its common stock.  The private placement was oversubscribed and resulted in gross proceeds to the Company of approximately $2,070,000.  The proceeds of the private placement will be used to finance the Company’s 2011 hard-rock drilling gold exploration program at its Chandalar property in Alaska and general operating expenses.

Of the total issuance, officers and directors of the Company purchased 695,000 units, contributing $145,850 of the total proceeds of the private placement.  Such units were purchased on the same terms and conditions as the purchase of units by other investors in the private placement.

William Schara, President and CEO of Goldrich, commented, “We are excited to start our hard-rock drilling program. We already have the drill on site and should be able to start drilling in the later part of June.”

Pursuant to the private placement, the Company sold 9,859,284 units at a price of $0.21 per unit.  Each unit consists of one share of the Company’s common stock, one half of a Series H warrant and one half of a Series I warrant. Each full Series H warrant and Series I warrant is exercisable to purchase one additional common share of the Company at $0.30 and $0.40, respectively, for a period of five years following the date of issue.

The terms of the private placement include a call option for the Company.  In the event that the common shares trade at a weighted volume average price of greater than $0.50 or $0.60, respectively for the H warrants and I warrants, for a period of 20 consecutive trading days at any time following the issuance of the respective warrants, the Company may, in its sole discretion, accelerate the expiration date of the respective warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company.  The Company granted resale registration rights to such investors.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein. None of the common stock or warrants were registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law.  The securities were issued to qualified investors pursuant to exemptions from such registration requirements.  The warrants may not be exercised except pursuant to exemptions under the Securities Act and applicable state securities laws.

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For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara at telephone (509) 768-4468; e-mail wschara@goldrichmining.com.

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Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Legislation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Goldrich Mining Company expects or anticipates will or may occur in the future, including such things as the Company’s use of proceeds from the private placement, the commencement of the Company’s 2011 hard-rock drilling gold exploration program at its Chandalar property in Alaska, and other such matters are forward-looking statements.  Often, but not always, forward-looking statements state that certain actions, events or results ‘‘will’’ be taken, occur or be achieved.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause Goldrich Mining Company’s actual results in future periods to differ materially from forecasted results.  These risks and uncertainties include, among other things: the results and costs of the Company’s 2011 hard-rock drilling program, volatility of natural resource prices, including gold prices; product demand; market competition; the Company’s ability to continue with corporate spending priorities; the Company’s ability to secure additional financing; the existence and extent of gold deposits at the Chandalar property; the Company’s ability to start and maintain commercial production at the Company’s Chandalar property; and other risks inherent in the Company’s operations discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  The Company makes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable laws or regulatory policies.

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